CONTACTS: Arista Joyner Manager Corporate Communications T - (412) 433-3994 E - AEjoyner@uss.com	Kevin Lewis Vice President Finance T - (412) 433-6935 E - KLewis@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

U. S. Steel Delivering on Strategic Commitments; Reports Solid Fourth Quarter and Second-Best Earnings in 2022

•Fourth quarter 2022 net earnings of $174 million, or $0.68 per diluted share; full-year 2022 net earnings of $2.52 billion, or $9.16 per diluted share.
•Fourth quarter 2022 adjusted net earnings of $226 million, or $0.87 per diluted share; full-year 2022 adjusted net earnings of $2.74 billion, or $9.95 per diluted share.
•Fourth quarter 2022 adjusted EBITDA of $431 million; full-year 2022 adjusted EBITDA of $4.23 billion.

PITTSBURGH, February 2, 2023 – United States Steel Corporation (NYSE: X) reported fourth quarter 2022 net earnings of $174 million, or $0.68 per diluted share. Adjusted net earnings was $226 million, or $0.87 per diluted share and excluded the impact of a one-time signing bonus related to the United Steelworkers labor agreement and other one-time items detailed in the reconciliation of adjusted net earnings table. This compares to fourth quarter 2021 net earnings of $1.07 billion, or $3.75 per diluted share. Adjusted net earnings for the fourth quarter 2021 was $1.43 billion, or $5.01 per diluted share.
Full-year 2022 net earnings was $2.52 billion, or $9.16 per diluted share. Adjusted net earnings was $2.74 billion, or $9.95 per diluted share and excluded the impact of asset impairments related to the permanent idling of the iron making process at the Company's Great Lakes Works, the impact of a one-time signing bonus related to the United Steelworkers labor agreement, and other one-time items detailed in the reconciliation of adjusted net earnings table. This compares to full-year 2021 net earnings of $4.17 billion, or $14.88 per diluted share. Adjusted net earnings for 2021 were $4.40 billion, or $15.69 per diluted share.

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Commenting on the Company's performance, U. S. Steel President and Chief Executive Officer David B. Burritt said, “2022 was another exceptional year for U. S. Steel, marking our second-best financial performance in the Company’s history. Our fourth quarter results exceeded our guidance expectations thanks to the combined efforts of our domestic steelmaking operations and Tubular segment. This includes positive EBITDA in December at our Mini Mill segment, reflecting improving momentum through year-end while continuing to work through higher priced raw materials purchased earlier in 2022. Each of our operating segments contributed meaningfully to 2022’s success, while delivering record safety performance and strong operational excellence, quality, and reliability for our customers.”
Burritt continued, “We are well-positioned for 2023. Our record cash and liquidity support a balanced capital allocation approach. We returned approximately $900 million to stockholders in 2022 and plan to continue rewarding stockholders in 2023 while investing in the business. We are already delivering on strategic commitments, including the Gary Works pig iron machine that was commissioned ahead of schedule and on-budget. Later this year, our non-grain oriented electrical steel line at Big River Steel will begin producing advanced steel grades to meet the growing electric vehicle demand. 2023 is a pivotal year in our strategy and we look forward to demonstrating continued progress towards our Best for All future.”

Earnings Highlights
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2022	2021	2022	2021
Net Sales	$4,338	$5,622	$21,065	$20,275
Segment earnings (loss) before interest and income taxes
Flat-Rolled	159	890	1,951	2,630
Mini Mill (a)	(68)	366	481	1,206
U. S. Steel Europe	(68)	269	444	975
Tubular	205	30	544	1
Other	6	(31)	22	(11)
Total segment earnings before interest and income taxes	$234	$1,524	$3,442	$4,801
Other items not allocated to segments	(60)	(379)	(282)	145
Earnings before interest and income taxes	$174	$1,145	$3,160	$4,946
Net interest and other financial (benefits) costs	(51)	130	(99)	602
Income tax expense (benefit)	51	(54)	735	170
Net earnings	$174	$1,069	$2,524	$4,174
Earnings per diluted share	$0.68	$3.75	$9.16	$14.88

Adjusted net earnings (b)	$226	$1,430	$2,742	$4,400
Adjusted net earnings per diluted share (b)	$0.87	$5.01	$9.95	$15.69
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (b)	$431	$1,728	$4,233	$5,592
(a) The Mini Mill segment was added after January 15, 2021 with the purchase of the remaining equity interest in Big River Steel.
(b) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
*****
The Company will conduct a conference call on the fourth quarter and full-year 2022 earnings on Friday, February 3, 2023, at 8:30 a.m. Eastern. To listen to the webcast of the conference call and to access the Company's slide presentation, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. Replay will be available on the website after 10:30 a.m. on February 3, 2023.

©2023 U. S. Steel All Rights Reserved www.ussteel.com United States Steel Corporation

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	1,086	1,432	1,261	1,172
Mini Mill (b)	786	1,490	1,134	1,314
U. S. Steel Europe	957	1,075	1,090	966
U. S. Steel Europe (€/net ton)	942	940	1,029	816
Tubular	3,616	1,968	2,978	1,696

Steel shipments (thousands of net tons): (a)
Flat-Rolled	1,885	2,032	8,373	9,018
Mini Mill (b)	636	559	2,287	2,230
U. S. Steel Europe	715	1,028	3,759	4,302
Tubular	133	127	523	444
Total Steel Shipments	3,369	3,746	14,942	15,994

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Flat-Rolled to USSE (iron ore pellets and fines and coal)	—	—	144	439
Flat-Rolled to USSE	—	—	30	—
Flat-Rolled to Mini Mill	—	—	30	—
Mini Mill (b) to Flat-Rolled	36	88	288	388

Raw steel production (thousands of net tons):
Flat-Rolled	1,952	2,181	8,846	9,881
Mini Mill (b)	683	681	2,650	2,688
U. S. Steel Europe	589	1,181	3,839	4,931
Tubular	137	140	634	464

Raw steel capability utilization: (c)
Flat-Rolled	59%	51%	67%	58%
Mini Mill (b)	82%	82%	80%	81%
U. S. Steel Europe	47%	94%	77%	99%
Tubular	60%	62%	70%	52%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	138	150	503	422
Mini Mill (b)	449	229	1,159	331
U. S. Steel Europe	37	18	90	57
Tubular	7	5	17	51
Other Businesses	—	1	—	2
Total	$631	$403	$1,769	$863
(a) Excludes intersegment shipments.
(b) The Mini Mill segment was added after January 15, 2021 with the purchase of the remaining equity interest in Big River Steel.
(c) 2022 based on annual raw steel production capability of 13.2 million net tons for Flat-Rolled, 3.3 million for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million for Tubular. 2021 based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled, 3.3 million for Mini Mill, 5.0 million net tons for U. S. Steel Europe and 0.9 million for Tubular.

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UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions, except per share amounts)	2022	2021	2022	2021
Net Sales	$4,338	$5,622	$21,065	$20,275

Operating expenses (income):
Cost of sales	3,934	3,900	16,777	14,533
Selling, general and administrative expenses	98	110	422	426
Depreciation, depletion and amortization	197	204	791	791
Earnings from investees	(41)	(64)	(243)	(170)
Gain on sale of Transtar	—	—	—	(506)
Asset impairment charges	6	245	163	273
Restructuring and other charges	(9)	91	48	128
Gain on equity investee transactions	(6)	—	(6)	(111)
Net (gains) losses on sale of assets	(2)	1	(12)	(7)
Other gains, net	(13)	(10)	(35)	(28)
Total operating expenses	4,164	4,477	17,905	15,329

Earnings before interest and income taxes	174	1,145	3,160	4,946
Net interest and other financial (benefits) costs	(51)	130	(99)	602

Earnings before income taxes	225	1,015	3,259	4,344
Income tax expense (benefit)	51	(54)	735	170

Net earnings	174	1,069	2,524	4,174
Less: Net earnings attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to United States Steel Corporation	$174	$1,069	$2,524	$4,174

COMMON STOCK DATA:
Net earnings per share attributable to United States Steel Corporation Stockholders
Basic	$0.75	$3.97	$10.22	$15.77
Diluted	$0.68	$3.75	$9.16	$14.88
Weighted average shares, in thousands
Basic	232,558	268,995	246,986	264,667
Diluted	262,703	285,321	276,963	280,444
Dividends paid per common share	$0.05	$0.05	$0.20	$0.08

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UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Twelve Months Ended December 31,
(Dollars in millions)	2022	2021
Increase (decrease) in cash, cash equivalents and restricted cash
Operating activities:
Net earnings	$2,524	$4,174
Depreciation, depletion and amortization	791	791
Gain on sale of Transtar	—	(506)
Asset impairment charges	163	273
Gain on equity investee transactions	(6)	(111)
Restructuring and other charges	48	128
Loss on debt extinguishment	—	292
Pensions and other postretirement benefits	(213)	15
Deferred income taxes	501	(52)
Net gain on sale of assets	(12)	(7)
Working capital changes	(32)	(849)
Income taxes receivable/payable	(15)	161
Other operating activities	(244)	(219)
Net cash provided by operating activities	3,505	4,090

Investing activities:
Capital expenditures	(1,769)	(863)
Acquisition of Big River Steel, net of cash acquired	—	(625)
Proceeds from sale of Transtar	—	627
Proceeds from cost reimbursement government grants	54	—
Proceeds from sale of assets	32	26
Proceeds from sale of ownership interest in equity investees	12	—
Other investing activities	(8)	(5)
Net cash used in investing activities	(1,679)	(840)

Financing activities:
Repayment of short-term debt	—	(180)
Revolving credit facilities - borrowings, net of financing costs	—	50
Revolving credit facilities - repayments	—	(911)
Issuance of long-term debt, net of financing costs	343	864
Repayment of long-term debt	(382)	(3,183)
Net proceeds from public offering of common stock	—	790
Common stock repurchased	(849)	(150)
Proceeds from government incentives	82	—
Other financing activities	(62)	(27)
Net cash used in financing activities	(868)	(2,747)

Effect of exchange rate changes on cash	(19)	(21)

Net increase in cash, cash equivalents and restricted cash	939	482
Cash, cash equivalents and restricted cash at beginning of year	2,600	2,118

Cash, cash equivalents and restricted cash at end of period	$3,539	$2,600

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	December 31,	December 31,
(Dollars in millions)	2022	2021
Cash and cash equivalents	$3,504	$2,522
Receivables, net	1,635	2,089
Inventories	2,359	2,210
Other current assets	368	331
Total current assets	7,866	7,152

Investments and long-term receivables, net	840	694
Operating lease assets	146	185
Property, plant and equipment, net	8,492	7,254
Intangible, net	478	519
Goodwill	920	920
Other noncurrent assets	716	1,092

Total assets	$19,458	$17,816

Accounts payable and other accrued liabilities	3,016	2,908
Payroll and benefits payable	493	425
Short-term debt and current maturities of long-term debt	63	28
Other current liabilities	387	491
Total current liabilities	3,959	3,852

Noncurrent operating lease liabilities	105	136
Long-term debt, less unamortized discount and debt issuance costs	3,914	3,863
Employee benefits	209	235
Other long-term liabilities	960	627
United States Steel Corporation stockholders' equity	10,218	9,010
Noncontrolling interests	93	93

Total liabilities and stockholders' equity	$19,458	$17,816

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS
	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions of dollars)	2022		2021		2022		2021
Net earnings and diluted net earnings per share attributable to United States Steel Corporation, as reported	$174	$0.68	$1,069	$3.75	$2,524	$9.16	$4,174	$14.88
Restructuring and other charges	(9)		91		48		128
Asset impairment charges	6		245		163		273
United Steelworkers labor agreement signing bonus and related costs (a)	67		—		64		—
(Gains) losses on assets sold and previously held investments	(6)		1		(6)		(118)
Gain on sale of Transtar	—		—		—		(506)
Environmental remediation charges	—		43		—		43
Debt extinguishment	—		10		(2)		290
Pension de-risking	(3)		93		(3)		93
Other charges, net	13		(1)		24		35
Adjusted net earnings before tax effecting special items	242		1,551		2,812		4,412
Tax impact of adjusted items (b)	(16)		(121)		(70)		(12)
Adjusted net earnings and diluted net earnings per share attributable to United States Steel Corporation (c)	$226	$0.87	$1,430	$5.01	$2,742	$9.95	$4,400	$15.69
Weighted average diluted ordinary shares outstanding (in millions)	262.7		285.3		277.0		280.4
(a) The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

(b) The tax impact of adjusted items is calculated using a blended tax rate of 24% for U.S. domestic items and a tax rate of 21% for items pertaining to USSE.
(c) The calculation of adjusted diluted net earnings per share includes an increase to net earnings for interest expense pertaining to the outstanding convertible notes as a result of the adoption of ASU 2020-06 in January 2022. This increase was $4 million for the three months ended December 31, 2022 and $13 million for the year ended December 31, 2022.

Note: The reported net earnings attributable to U. S. Steel for the three and twelve months ended December 31, 2021 and for the twelve months ended December 31, 2022 includes income tax benefits of $513 million, $633 million and $7 million, respectively, from the reversals of net valuation allowances. These items were presented as adjustments to arrive at Adjusted net earnings attributable to U. S. Steel in prior period presentations. The reconciliations for the three and twelve months ended December 31, 2021 presented above have been recast to reflect the removal of these adjustments in accordance with Securities and Exchange Commission guidance.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in millions)	2022	2021	2022	2021
Net earnings attributable to United States Steel Corporation	$174	$1,069	$2,524	$4,174
Income tax expense (benefit)	51	(54)	735	170
Net interest and other financial (benefits) costs	(51)	130	(99)	602
Depreciation, depletion and amortization expense	197	204	791	791
EBITDA	371	1,349	3,951	5,737
Restructuring and other charges	(9)	91	48	128
Asset impairment charges	6	245	163	273
United Steelworkers labor agreement signing bonus and related costs (a)	67	—	64	—
(Gains) losses on assets sold and previously held investments	(6)	1	(6)	(118)
Gain on sale of Transtar	—	—	—	(506)
Environmental remediation charges	—	43	—	43
Other charges, net	2	(1)	13	35
Adjusted EBITDA	$431	$1,728	$4,233	$5,592
(a) The 2022 Labor Agreements include retroactive wage increases. A charge of $3 million pertaining to wages for the month of September 2022 was recognized during the three months ended December 31, 2022. This charge is included as an adjustment to net earnings for the three months ended December 31, 2022, however this amount is not included as an adjustment to net earnings for the year ended December 31, 2022.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF FREE CASH FLOW
	Year Ended December 31,
(Dollars in millions)	2022	2021
Net cash provided by operating activities	$3,505	$4,090
Net cash used in investing activities	(1,679)	(840)
Cash used in dividends paid	(48)	(23)
Free cash flow	$1,778	$3,227

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF PAST TWELVE MONTHS OF FREE CASH FLOW
	1st	2nd	3nd	4th
	Quarter	Quarter	Quarter	Quarter	Total of the
(Dollars in millions)	2022	2022	2022	2022	Four Quarters
Net cash provided by operating activities	$771	$905	$1,074	$755	$3,505
Net cash used in investing activities	(352)	(250)	(463)	(614)	(1,679)
Cash used in dividends paid	(13)	(13)	(12)	(10)	(48)
Free cash flow	$406	$642	$599	$131	$1,778

©2023 U. S. Steel All Rights Reserved www.ussteel.com United States Steel Corporation

News Release
    We present adjusted net earnings, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: restructuring and other charges, asset impairment charges, United Steelworkers labor agreement signing bonus and related costs, (gains) losses on asset sold and previously held investments, gain on sale of Transtar, environmental remediation charges, debt extinguishment, pension de-risking, tax impact of adjusted items, and other charges, net (Adjustment Items). Adjusted EBITDA is also a non-GAAP measure that excludes the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share and adjusted EBITDA should not be considered a substitute for net earnings, earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.
We also present free cash flow, a non-GAAP measure of cash generated from operations, after any investing activity and dividends paid to stockholders. We believe that free cash flow provides further insight into the Company's overall utilization of cash. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
    This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities or operating capabilities, the timing, size and form of share repurchase transactions, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, changes in the global economic environment, including supply and demand conditions, inflation, interest rates, supply chain disruptions and changes in prices for our products, international trade duties and other aspects of international trade policy, statements regarding our future strategies, products and innovations, statements regarding our greenhouse gas emissions reduction goals, statements regarding existing or new regulations and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-

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looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2021 and those described from time to time in our future reports filed with the Securities and Exchange Commission.
References to “U. S. Steel,” “the Company,” “we,” “us,” and “our” refer to United States Steel Corporation and its consolidated subsidiaries, references to “Big River Steel” refer to Big River Steel Holdings LLC and its direct and indirect subsidiaries unless otherwise indicated by the context and references to “Transtar” refer to Transtar LLC and its direct and indirect subsidiaries unless otherwise indicated by context.
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2023-003
Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products such as U. S. Steel’s proprietary XG3® advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.

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